Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 10, 2006, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-136617) and related Prospectus of Kosan Biosciences Incorporated for the registration of 7,164,868 shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

September 21, 2006